Exhibit 99.1
Caterpillar Inc.
2Q 2026 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2026 Results

	Second Quarter
($ in billions except profit per share)	2026	2025
Sales and Revenues	$20.5	$16.6
Profit Per Share	$7.77	$4.62
Adjusted Profit Per Share	$8.17	$4.72

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	Second-quarter 2026 sales and revenues increased 24% to $20.5 billion
●	Second-quarter 2026 profit per share of $7.77; adjusted profit per share of $8.17
●	Deployed $2.2 billion of cash for share repurchases and dividends in the second quarter

IRVING, Texas, Aug. 4, 2026 – Caterpillar Inc. (NYSE: CAT) announced second-quarter 2026 results.
“This is the first time in company history that we have generated over $20 billion in sales and revenues in a single quarter,” said Caterpillar Chairman and CEO Joe Creed. “This milestone underscores both the essential work our customers do every day and the dedication of Caterpillar employees worldwide to solving our customers’ toughest challenges. Strong order rates and a growing backlog reflect broadening momentum across all three of our primary segments.”
Sales and revenues for the second quarter of 2026 were $20.5 billion, a 24% increase compared with $16.6 billion in the second quarter of 2025. The increase was primarily due to higher sales volume of $3.1 billion and favorable price realization of $595 million.
Operating profit margin was 20.9% for the second quarter of 2026, compared with 17.3% for the second quarter of 2025. Adjusted operating profit margin was 21.9% for the second quarter of 2026, compared with 17.6% for the second quarter of 2025. Second-quarter 2026 profit per share was $7.77, compared with second-quarter 2025 profit per share of $4.62. Adjusted profit per share in the second quarter of 2026 was $8.17, compared with second-quarter 2025 adjusted profit per share of $4.72. For the second quarter of 2026 and 2025, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the second quarter of 2026, enterprise operating cash flow was $4.4 billion, and the company ended the second quarter with $6.7 billion of enterprise cash. In the quarter, the company deployed $1.5 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2025 (at left) and the second quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the second quarter of 2026 were $20.543 billion, an increase of $3.974 billion, or 24%, compared with $16.569 billion in the second quarter of 2025. The increase was primarily due to higher sales volume of $3.1 billion and favorable price realization of $595 million. Higher sales volume was mainly driven by higher sales of equipment to end users.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2025	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2026	$ Change	% Change

Power & Energy	$7,037	$736	$212	$53	$200	$8,238	$1,201	17%
Construction Industries	6,190	1,755	309	74	18	8,346	2,156	35%
Resource Industries	3,886	639	75	65	(17)	4,648	762	20%
All Other Segment	85	1	1	—	(3)	84	(1)	(1%)
Corporate Items and Eliminations	(1,524)	(18)	(2)	7	(198)	(1,735)	(211)
Machinery, Power & Energy	15,674	3,113	595	199	—	19,581	3,907	25%

Financial Products Segment	1,042	—	—	—	103	1,145	103	10%
Corporate Items and Eliminations	(147)	—	—	—	(36)	(183)	(36)
Financial Products Revenues	895	—	—	—	67	962	67	7%

Consolidated Sales and Revenues	$16,569	$3,113	$595	$199	$67	$20,543	$3,974	24%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2026
Power & Energy	$4,182	30%	$373	(16%)	$1,348	3%	$892	9%	$6,795	17%	$1,443	16%	$8,238	17%
Construction Industries	5,065	50%	676	25%	1,456	23%	1,064	3%	8,261	35%	85	27%	8,346	35%
Resource Industries	2,230	34%	671	13%	713	22%	954	1%	4,568	21%	80	(18%)	4,648	20%
All Other Segment	9	50%	1	—%	2	100%	3	(50%)	15	15%	69	(4%)	84	(1%)
Corporate Items and Eliminations	(51)		1		(1)		(7)		(58)		(1,677)		(1,735)
Machinery, Power & Energy	11,435	39%	1,722	10%	3,518	15%	2,906	4%	19,581	25%	—	—%	19,581	25%

Financial Products Segment	765	9%	122	16%	137	9%	121	12%	1,145	10%	—	—%	1,145	10%
Corporate Items and Eliminations	(106)		(23)		(30)		(24)		(183)		—		(183)
Financial Products Revenues	659	7%	99	16%	107	(1%)	97	11%	962	7%	—	—%	962	7%

Consolidated Sales and Revenues	$12,094	37%	$1,821	10%	$3,625	14%	$3,003	4%	$20,543	24%	$—	—%	$20,543	24%

Second Quarter 2025
Power & Energy	$3,225		$442		$1,306		$821		$5,794		$1,243		$7,037
Construction Industries	3,369		540		1,185		1,029		6,123		67		6,190
Resource Industries	1,668		592		584		945		3,789		97		3,886
All Other Segment	6		—		1		6		13		72		85
Corporate Items and Eliminations	(32)		(3)		(4)		(6)		(45)		(1,479)		(1,524)
Machinery, Power & Energy	8,236		1,571		3,072		2,795		15,674		—		15,674

Financial Products Segment	703		105		126		108		1,042		—		1,042
Corporate Items and Eliminations	(88)		(20)		(18)		(21)		(147)		—		(147)
Financial Products Revenues	615		85		108		87		895		—		895

Consolidated Sales and Revenues	$8,851		$1,656		$3,180		$2,882		$16,569		$—		$16,569

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2025 (at left) and the second quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Power & Energy’s other operating (income) expenses.
Operating profit for the second quarter of 2026 was $4.295 billion, an increase of $1.435 billion, or 50%, compared with $2.860 billion in the second quarter of 2025. The increase was primarily due to the profit impact of higher sales volume.
Operating profit in the second quarter of 2026 included $392 million of expected International Emergency Economic Power Act (IEEPA) tariff recoveries.

Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2026	Second Quarter 2025	$ Change	% Change
Power & Energy	$2,027	$1,554	$473	30%
Construction Industries	1,947	1,244	703	57%
Resource Industries	693	563	130	23%
All Other Segment	—	—	—	—%
Corporate Items and Eliminations	(453)	(566)	113
Machinery, Power & Energy	4,214	2,795	1,419	51%

Financial Products Segment	328	248	80	32%
Corporate Items and Eliminations	(65)	(36)	(29)
Financial Products	263	212	51	24%

Consolidating Adjustments	(182)	(147)	(35)

Consolidated Operating Profit	$4,295	$2,860	$1,435	50%

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Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2026 was income of $398 million, compared with income of $84 million in the second quarter of 2025. The change was primarily driven by favorable impacts from foreign currency, total return swap contracts and investment and interest income.
•The effective tax rate for the second quarter of 2026 was 23.1% compared to 23.0% for the second quarter of 2025. Excluding the discrete items discussed below, the global estimated annual effective tax rate was 23.0% for the second quarters of 2026 and 2025.
A discrete tax benefit of $26 million was recorded in the second quarter of 2026, compared with a $1 million benefit in the second quarter of 2025, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
In addition, the global estimated annual effective tax rate in the second quarter of 2026 excluded the impact of second quarter losses of $139 million for the divestiture of certain non-U.S. entities with no related tax benefit.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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POWER & ENERGY
(Millions of dollars)
Segment Sales
	Second Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2026	$ Change	% Change
Total Sales	$7,037	$736	$212		$53	$200	$8,238	$1,201	17%

Sales by Application
	Second Quarter 2026	Second Quarter 2025	$ Change		% Change
Power Generation	$3,098	$2,407	$691		29%
Oil and Gas	2,044	1,867	177		9%
Industrial	1,653	1,520	133		9%
External Sales	6,795	5,794	1,001		17%
Inter-segment	1,443	1,243	200		16%
Total Sales	$8,238	$7,037	$1,201		17%

Segment Profit
	Second Quarter 2026	Second Quarter 2025	Change		% Change
Segment Profit	$2,027	$1,554	$473		30%
Segment Profit Margin	24.6%	22.1%	2.5	pts

Power & Energy’s total sales were $8.238 billion in the second quarter of 2026, an increase of $1.201 billion, or 17%, compared with $7.037 billion in the second quarter of 2025. The increase was primarily due to higher sales volume of $736 million, favorable price realization of $212 million and higher inter-segment sales of $200 million.
•Power Generation – Sales increased in large reciprocating engines and in turbines and turbine-related services, primarily in data center applications.
•Oil and Gas – Sales increased in reciprocating engines used in gas compression applications and in reciprocating engine aftermarket parts, partially offset by lower sales of reciprocating engines used in well servicing applications. Sales also increased in turbines and turbine-related services.
•Industrial – Sales increased primarily in North America and EAME.
Power & Energy’s segment profit was $2.027 billion in the second quarter of 2026, an increase of $473 million, or 30%, compared with $1.554 billion in the second quarter of 2025. The increase was mainly due to the profit impact of higher sales volume of $457 million and favorable price realization of $212 million, partially offset by unfavorable manufacturing costs of $149 million. Unfavorable manufacturing costs largely reflected increased period manufacturing costs.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2026	$ Change	% Change
Total Sales	$6,190	$1,755	$309		$74	$18	$8,346	$2,156	35%

Sales by Geographic Region
	Second Quarter 2026	Second Quarter 2025	$ Change		% Change
North America	$5,065	$3,369	$1,696		50%
Latin America	676	540	136		25%
EAME	1,456	1,185	271		23%
Asia/Pacific	1,064	1,029	35		3%
External Sales	8,261	6,123	2,138		35%
Inter-segment	85	67	18		27%
Total Sales	$8,346	$6,190	$2,156		35%

Segment Profit
	Second Quarter 2026	Second Quarter 2025	Change		% Change
Segment Profit	$1,947	$1,244	$703		57%
Segment Profit Margin	23.3%	20.1%	3.2	pts

Construction Industries’ total sales were $8.346 billion in the second quarter of 2026, an increase of $2.156 billion, or 35%, compared with $6.190 billion in the second quarter of 2025. The increase in sales was mainly due to higher sales volume of $1.8 billion and favorable price realization of $309 million. Higher sales volume was primarily driven by higher sales of equipment to end users.
•In North America, sales increased primarily due to higher sales volume and favorable price realization. Higher sales volume was mainly driven by higher sales of equipment to end users and by the impact from changes in dealer inventories.
•Sales increased in Latin America mainly due to higher sales volume and favorable currency impacts primarily related to the Brazilian real. Higher sales volume was mainly driven by higher sales of equipment to end users.
•In EAME, sales increased primarily due to higher sales volume and favorable currency impacts mainly related to the euro. Higher sales volume was primarily driven by higher sales of equipment to end users.
•Sales increased in Asia/Pacific mainly due to higher sales volume. Higher sales volume was primarily driven by higher sales of equipment to end users.
Construction Industries’ segment profit was $1.947 billion in the second quarter of 2026, an increase of $703 million, or 57%, compared with $1.244 billion in the second quarter of 2025. The increase was primarily due to the profit impact of higher sales volume.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2026	$ Change	% Change
Total Sales	$3,886	$639	$75		$65	$(17)	$4,648	$762	20%

Sales by Industry
	Second Quarter 2026	Second Quarter 2025	$ Change		% Change
Mining, HC and Q&A*	$3,685	$3,024	$661		22%
Rail	883	765	118		15%
External Sales	4,568	3,789	779		21%
Inter-segment	80	97	(17)		(18%)
Total Sales	$4,648	$3,886	$762		20%
*Heavy Construction and Quarry & Aggregates (HC and Q&A)
Segment Profit
	Second Quarter 2026	Second Quarter 2025	Change		% Change
Segment Profit	$693	$563	$130		23%
Segment Profit Margin	14.9%	14.5%	0.4	pts

Resource Industries’ total sales were $4.648 billion in the second quarter of 2026, an increase of $762 million, or 20%, compared with $3.886 billion in the second quarter of 2025. The increase was primarily due to higher sales volume. Higher sales volume was primarily driven by higher sales of equipment to end users.
•Mining, Heavy Construction and Quarry & Aggregates – Sales increased primarily due to higher sales of equipment to end users.
•Rail – Sales increased due to higher international locomotive deliveries. Sales also increased in rail services.
Resource Industries’ segment profit was $693 million in the second quarter of 2026, an increase of $130 million, or 23%, compared with $563 million in the second quarter of 2025. The increase was mainly due to the profit impact of higher sales volume of $269 million, partially offset by unfavorable manufacturing costs of $158 million. Unfavorable manufacturing costs primarily reflected increased period manufacturing costs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2026	Second Quarter 2025	$ Change	% Change
North America	$765	$703	$62	9%
Latin America	122	105	17	16%
EAME	137	126	11	9%
Asia/Pacific	121	108	13	12%
Total Revenues	$1,145	$1,042	$103	10%

Segment Profit
	Second Quarter 2026	Second Quarter 2025	Change	% Change
Segment Profit	$328	$248	$80	32%

Financial Products’ segment revenues were $1.145 billion in the second quarter of 2026, an increase of $103 million, or 10%, compared with $1.042 billion in the second quarter of 2025. The increase was primarily due to a favorable impact from higher average earning assets across all regions.
Financial Products’ segment profit was $328 million in the second quarter of 2026, an increase of $80 million, or 32%, compared with $248 million in the second quarter of 2025. The increase was mainly due to favorable impacts from higher average earning assets of $44 million, equity securities at Insurance Services of $22 million and higher margins at Insurance Services of $21 million, partially offset by higher provision for credit losses at Cat Financial of $22 million.
At the end of the second quarter of 2026, past dues at Cat Financial were 1.31%, compared with 1.62% at the end of the second quarter of 2025. Write-offs, net of recoveries, were $20 million for the second quarter of 2026 compared with $18 million for the second quarter of 2025. As of June 30, 2026, Cat Financial's allowance for credit losses totaled $294 million, or 0.84% of finance receivables, compared with $283 million, or 0.86% of finance receivables at March 31, 2026. The allowance for credit losses at year-end 2025 was $284 million, or 0.86% of finance receivables.

Corporate Items and Eliminations
Expense for corporate items and eliminations was $518 million in the second quarter of 2026, a decrease of $84 million from the second quarter of 2025. This decrease was due to timing differences, which included the majority of the expected IEEPA tariff recoveries recorded in the second quarter of 2026, and favorable impacts of segment reporting methodology differences. This was partially offset by higher corporate costs, higher restructuring costs and an unfavorable change in fair value adjustments related to deferred compensation plans.
In the second quarter of 2026, restructuring costs increased primarily due to the divestiture of certain non-U.S. entities.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, Aug. 4, 2026.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, Aug. 4, 2026, to discuss its 2026 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
For more than a century, Caterpillar has built a better, more sustainable world. With 2025 sales and revenues of $67.6 billion, Caterpillar Inc. is shaping the future as the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Backed by one of the largest independent global dealer networks and financing services through Cat Financial, the company’s primary business segments: Power & Energy, Construction Industries and Resource Industries are solving customers’ toughest challenges through commercial excellence and advanced technology, driven by a highly skilled, dedicated global team. Learn more at caterpillar.com.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs related to the divestiture of certain non-U.S. entities in 2026 and (ii) other restructuring costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2026, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended June 30, 2026 - U.S. GAAP	$4,295	20.9%	$4,558	$1,055	$3,593	$7.77
Restructuring costs - divestiture of certain non-U.S. entities	139	0.7%	139	—	139	0.30
Other restructuring costs	63	0.3%	63	15	48	0.10
Three Months Ended June 30, 2026 - Adjusted	$4,497	21.9%	$4,760	$1,070	$3,780	$8.17

Three Months Ended June 30, 2025 - U.S. GAAP	$2,860	17.3%	$2,818	$646	$2,179	$4.62
Other restructuring costs	56	0.3%	56	12	47	0.10
Three Months Ended June 30, 2025 - Adjusted	$2,916	17.6%	$2,874	$658	$2,226	$4.72

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended June 30, 2026 and 2025, these items consist of (i) restructuring costs related to the divestiture of certain non-U.S. entities in 2026 and (ii) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended June 30, 2026 - U.S. GAAP	$4,558	1,055	23.1%
Restructuring costs - divestiture of certain non-U.S. entities	139	—
Excess stock-based compensation	—	26
Annual effective tax rate, excluding discrete items	$4,697	$1,081	23.0%
Excess stock-based compensation	—	(26)
Other restructuring costs	63	15

Three Months Ended June 30, 2026 - Adjusted	$4,760	$1,070

Three Months Ended June 30, 2025 - U.S. GAAP	$2,818	$646	23.0%
Excess stock-based compensation	—	1
Annual effective tax rate, excluding discrete items	$2,818	$647	23.0%
Excess stock-based compensation	—	(1)
Other restructuring costs	56	12

Three Months Ended June 30, 2025 - Adjusted	$2,874	$658

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Power & Energy (MP&E) – The company defines MP&E as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. MP&E’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between MP&E and Financial Products.
The nature of the MP&E and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 25 reconcile MP&E and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales and revenues:
Sales of Machinery, Power & Energy	$19,581	$15,674	$36,054	$29,052
Revenues of Financial Products	962	895	1,904	1,766
Total sales and revenues	20,543	16,569	37,958	30,818

Operating costs:
Cost of goods sold	12,781	10,807	24,087	19,772
Selling, general and administrative expenses	2,018	1,694	3,834	3,287
Research and development expenses	616	551	1,153	1,031
Interest expense of Financial Products	362	336	707	662
Other operating (income) expenses	471	321	797	627
Total operating costs	16,248	13,709	30,578	25,379

Operating profit	4,295	2,860	7,380	5,439

Interest expense excluding Financial Products	135	126	269	242
Other income (expense)	398	84	658	191

Consolidated profit before taxes	4,558	2,818	7,769	5,388

Provision (benefit) for income taxes	1,055	646	1,725	1,220
Profit of consolidated companies	3,503	2,172	6,044	4,168

Equity in profit (loss) of unconsolidated affiliated companies	90	7	97	14

Profit of consolidated and affiliated companies	3,593	2,179	6,141	4,182

Less: Profit (loss) attributable to noncontrolling interests	—	—	(1)	—

Profit [1]	$3,593	$2,179	$6,142	$4,182

Profit per common share	$7.80	$4.64	$13.29	$8.85
Profit per common share — diluted [2]	$7.77	$4.62	$13.23	$8.82

Weighted-average common shares outstanding (millions)
– Basic	460.4	469.7	462.0	472.4
– Diluted [2]	462.5	471.5	464.3	474.5

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$6,713	$9,980
Receivables – trade and other	13,188	10,920
Receivables – finance	10,844	10,649
Prepaid expenses and other current assets	3,078	2,801
Inventories	20,627	18,135
Total current assets	54,450	52,485

Property, plant and equipment – net	15,628	15,140
Long-term receivables – trade and other	3,086	2,142
Long-term receivables – finance	14,364	14,272
Noncurrent deferred and refundable income taxes	2,286	2,882
Intangible assets	420	241
Goodwill	5,859	5,321
Other assets	6,516	6,102
Total assets	$102,609	$98,585

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$5,046	$5,514
Accounts payable	10,313	8,968
Accrued expenses	5,825	5,587
Accrued wages, salaries and employee benefits	2,148	2,554
Customer advances	4,777	3,314
Dividends payable	749	703
Other current liabilities	2,871	2,798
Long-term debt due within one year:
-- Machinery, Power & Energy	35	35
-- Financial Products	8,026	7,085
Total current liabilities	39,790	36,558

Long-term debt due after one year:
-- Machinery, Power & Energy	10,655	10,678
-- Financial Products	21,384	20,018
Liability for postemployment benefits	3,744	3,838
Other liabilities	7,642	6,175
Total liabilities	83,215	77,267

Shareholders’ equity
Common stock	5,654	7,181
Treasury stock	(54,533)	(49,539)
Profit employed in the business	70,141	65,448
Accumulated other comprehensive income (loss)	(1,867)	(1,772)
Noncontrolling interests	(1)	—
Total shareholders’ equity	19,394	21,318
Total liabilities and shareholders’ equity	$102,609	$98,585

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2026	2025
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,141	$4,182
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,211	1,094
Provision (benefit) for deferred income taxes	644	(110)
(Gain) loss on divestiture	139	—
Other	(22)	398
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(3,182)	(319)
Inventories	(2,553)	(1,639)
Accounts payable	1,528	973
Accrued expenses	189	(12)
Accrued wages, salaries and employee benefits	(408)	(805)
Customer advances	2,576	1,276
Other assets – net	(93)	(90)
Other liabilities – net	71	(537)
Net cash provided by (used for) operating activities	6,241	4,411
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,315)	(1,265)
Expenditures for equipment leased to others	(847)	(608)
Proceeds from disposals of leased assets and property, plant and equipment	436	365
Additions to finance receivables	(8,639)	(7,064)
Collections of finance receivables	8,060	6,399
Proceeds from sale of finance receivables	33	18
Investments and acquisitions (net of cash acquired)	(802)	(21)
Proceeds from sale of businesses and investments (net of cash sold)	(92)	12
Proceeds from maturities and sale of securities	734	1,328
Investments in securities	(1,155)	(618)
Other – net	148	(53)
Net cash provided by (used for) investing activities	(3,439)	(1,507)
Cash flow from financing activities:
Dividends paid	(1,399)	(1,336)
Common stock issued, and other stock compensation transactions, net	(121)	(59)
Payments to purchase common stock	(6,522)	(4,488)
Excise tax paid on purchases of common stock	(49)	(73)
Proceeds from debt issued (original maturities greater than three months)	7,363	5,707
Payments on debt (original maturities greater than three months)	(4,763)	(4,168)
Short-term borrowings – net (original maturities three months or less)	(542)	72
Net cash provided by (used for) financing activities	(6,033)	(4,345)
Effect of exchange rate changes on cash	(35)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	(3,266)	(1,448)
Cash, cash equivalents and restricted cash at beginning of period	9,986	6,896
Cash, cash equivalents and restricted cash at end of period	$6,720	$5,448

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$19,581	$19,581	$—	$—
Revenues of Financial Products	962	—	1,188	(226)	1
Total sales and revenues	20,543	19,581	1,188	(226)

Operating costs:
Cost of goods sold	12,781	12,783	—	(2)	2
Selling, general and administrative expenses	2,018	1,800	223	(5)	2
Research and development expenses	616	616	—	—
Interest expense of Financial Products	362	—	374	(12)	2
Other operating (income) expenses	471	168	328	(25)	2
Total operating costs	16,248	15,367	925	(44)

Operating profit	4,295	4,214	263	(182)

Interest expense excluding Financial Products	135	141	—	(6)	3
Other income (expense)	398	163	59	176	4

Consolidated profit before taxes	4,558	4,236	322	—

Provision (benefit) for income taxes	1,055	963	92	—
Profit of consolidated companies	3,503	3,273	230	—

Equity in profit (loss) of unconsolidated affiliated companies	90	90	—	—

Profit of consolidated and affiliated companies	3,593	3,363	230	—

Less: Profit (loss) attributable to noncontrolling interests	—	—	—	—

Profit [5]	$3,593	$3,363	$230	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$15,674	$15,674	$—	$—
Revenues of Financial Products	895	—	1,081	(186)	1
Total sales and revenues	16,569	15,674	1,081	(186)

Operating costs:
Cost of goods sold	10,807	10,809	—	(2)	2
Selling, general and administrative expenses	1,694	1,497	209	(12)	2
Research and development expenses	551	551	—	—
Interest expense of Financial Products	336	—	342	(6)
Other operating (income) expenses	321	22	318	(19)	2
Total operating costs	13,709	12,879	869	(39)

Operating profit	2,860	2,795	212	(147)

Interest expense excluding Financial Products	126	130	—	(4)
Other income (expense)	84	(101)	42	143	3

Consolidated profit before taxes	2,818	2,564	254	—

Provision (benefit) for income taxes	646	585	61	—
Profit of consolidated companies	2,172	1,979	193	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,179	1,986	193	—

Less: Profit (loss) attributable to noncontrolling interests	—	(1)	1	—

Profit [4]	$2,179	$1,987	$192	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded by MP&E paid to Financial Products.
3	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$36,054	$36,054	$—	$—
Revenues of Financial Products	1,904	—	2,331	(427)	1
Total sales and revenues	37,958	36,054	2,331	(427)

Operating costs:
Cost of goods sold	24,087	24,091	—	(4)	2
Selling, general and administrative expenses	3,834	3,409	445	(20)	2
Research and development expenses	1,153	1,153	—	—
Interest expense of Financial Products	707	—	730	(23)	2
Other operating (income) expenses	797	188	656	(47)	2
Total operating costs	30,578	28,841	1,831	(94)

Operating profit	7,380	7,213	500	(333)

Interest expense excluding Financial Products	269	281	—	(12)	3
Other income (expense)	658	262	75	321	4

Consolidated profit before taxes	7,769	7,194	575	—

Provision (benefit) for income taxes	1,725	1,570	155	—
Profit of consolidated companies	6,044	5,624	420	—

Equity in profit (loss) of unconsolidated affiliated companies	97	97	—	—

Profit of consolidated and affiliated companies	6,141	5,721	420	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$6,142	$5,722	$420	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$29,052	$29,052	$—	$—
Revenues of Financial Products	1,766	—	2,129	(363)	1
Total sales and revenues	30,818	29,052	2,129	(363)

Operating costs:
Cost of goods sold	19,772	19,776	—	(4)	2
Selling, general and administrative expenses	3,287	2,905	405	(23)	2
Research and development expenses	1,031	1,031	—	—
Interest expense of Financial Products	662	—	668	(6)
Other operating (income) expenses	627	30	643	(46)	2
Total operating costs	25,379	23,742	1,716	(79)

Operating profit	5,439	5,310	413	(284)

Interest expense excluding Financial Products	242	249	—	(7)
Other income (expense)	191	(146)	60	277	3

Consolidated profit before taxes	5,388	4,915	473	—

Provision (benefit) for income taxes	1,220	1,105	115	—
Profit of consolidated companies	4,168	3,810	358	—

Equity in profit (loss) of unconsolidated affiliated companies	14	14	—	—

Profit of consolidated and affiliated companies	4,182	3,824	358	—

Less: Profit (loss) attributable to noncontrolling interests	—	(1)	1	—

Profit [4]	$4,182	$3,825	$357	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,713	$5,945	$768	$—
Receivables – trade and other	13,188	4,630	686	7,872	1,2
Receivables – finance	10,844	—	18,938	(8,094)	2
Prepaid expenses and other current assets	3,078	2,683	423	(28)	3
Inventories	20,627	20,627	—	—
Total current assets	54,450	33,885	20,815	(250)

Property, plant and equipment – net	15,628	11,314	4,268	46	4
Long-term receivables – trade and other	3,086	2,721	101	264	1,2
Long-term receivables – finance	14,364	—	15,912	(1,548)	2
Noncurrent deferred and refundable income taxes	2,286	2,596	124	(434)	5
Intangible assets	420	420	—	—
Goodwill	5,859	5,859	—	—
Other assets	6,516	4,826	2,783	(1,093)	6
Total assets	$102,609	$61,621	$44,003	$(3,015)

Liabilities
Current liabilities:
Short-term borrowings	$5,046	$—	$5,046	$—
Accounts payable	10,313	10,275	251	(213)	7
Accrued expenses	5,825	5,069	756	—
Accrued wages, salaries and employee benefits	2,148	2,098	50	—
Customer advances	4,777	4,774	3	—
Dividends payable	749	749	—	—
Other current liabilities	2,871	2,212	709	(50)	5,8,9
Long-term debt due within one year	8,061	35	8,026	—
Total current liabilities	39,790	25,212	14,841	(263)

Long-term debt due after one year	32,039	10,948	22,384	(1,293)	9
Liability for postemployment benefits	3,744	3,743	1	—
Other liabilities	7,642	6,607	1,552	(517)	5
Total liabilities	83,215	46,510	38,778	(2,073)

Shareholders’ equity
Common stock	5,654	5,654	905	(905)	10
Treasury stock	(54,533)	(54,533)	—	—
Profit employed in the business	70,141	64,890	5,219	32	10
Accumulated other comprehensive income (loss)	(1,867)	(901)	(966)	—
Noncontrolling interests	(1)	1	67	(69)	10
Total shareholders’ equity	19,394	15,111	5,225	(942)
Total liabilities and shareholders’ equity	$102,609	$61,621	$44,003	$(3,015)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E's insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,980	$9,333	$647	$—
Receivables – trade and other	10,920	3,883	657	6,380	1,2
Receivables – finance	10,649	—	17,325	(6,676)	2
Prepaid expenses and other current assets	2,801	2,448	441	(88)	3
Inventories	18,135	18,135	—	—
Total current assets	52,485	33,799	19,070	(384)

Property, plant and equipment – net	15,140	10,985	4,106	49	4
Long-term receivables – trade and other	2,142	1,982	163	(3)	1,2
Long-term receivables – finance	14,272	—	15,538	(1,266)	2
Noncurrent deferred and refundable income taxes	2,882	3,208	133	(459)	5
Intangible assets	241	241	—	—
Goodwill	5,321	5,321	—	—
Other assets	6,102	4,525	2,651	(1,074)	6
Total assets	$98,585	$60,061	$41,661	$(3,137)

Liabilities
Current liabilities:
Short-term borrowings	$5,514	$—	$5,514	$—
Accounts payable	8,968	8,988	268	(288)	7
Accrued expenses	5,587	4,877	710	—
Accrued wages, salaries and employee benefits	2,554	2,494	60	—
Customer advances	3,314	3,311	3	—
Dividends payable	703	703	—	—
Other current liabilities	2,798	2,259	645	(106)	5,8
Long-term debt due within one year	7,120	35	7,085	—
Total current liabilities	36,558	22,667	14,285	(394)

Long-term debt due after one year	30,696	10,955	21,018	(1,277)	9
Liability for postemployment benefits	3,838	3,837	1	—
Other liabilities	6,175	5,162	1,516	(503)	5
Total liabilities	77,267	42,621	36,820	(2,174)

Shareholders’ equity
Common stock	7,181	7,181	905	(905)	10
Treasury stock	(49,539)	(49,539)	—	—
Profit employed in the business	65,448	60,639	4,799	10	10
Accumulated other comprehensive income (loss)	(1,772)	(843)	(929)	—
Noncontrolling interests	—	2	66	(68)	10
Total shareholders’ equity	21,318	17,440	4,841	(963)
Total liabilities and shareholders’ equity	$98,585	$60,061	$41,661	$(3,137)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E’s insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,141	$5,721	$420	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,211	812	399	—
Provision (benefit) for deferred income taxes	644	666	(22)	—
(Gain) loss on divestiture	139	139	—	—
Other	(22)	(74)	(271)	323	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(3,182)	(1,356)	(27)	(1,799)	[1,2]
Inventories	(2,553)	(2,552)	—	(1)	1
Accounts payable	1,528	1,518	(65)	75	1
Accrued expenses	189	183	6	—
Accrued wages, salaries and employee benefits	(408)	(399)	(9)	—
Customer advances	2,576	2,576	—	—
Other assets – net	(93)	(111)	35	(17)	1
Other liabilities – net	71	(112)	148	35	1
Net cash provided by (used for) operating activities	6,241	7,011	614	(1,384)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,315)	(1,302)	(16)	3	1
Expenditures for equipment leased to others	(847)	(11)	(840)	4	1
Proceeds from disposals of leased assets and property, plant and equipment	436	35	407	(6)	1
Additions to finance receivables	(8,639)	—	(10,312)	1,673	2
Collections of finance receivables	8,060	—	9,188	(1,128)	2
Net intercompany purchased receivables	—	—	(838)	838	2
Proceeds from sale of finance receivables	33	—	33	—
Collections of intercompany receivables (original maturities greater than three months)	—	—	48	(48)	3
Investments and acquisitions (net of cash acquired)	(802)	(802)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(92)	(92)	—	—
Proceeds from maturities and sale of securities	734	395	339	—
Investments in securities	(1,155)	(648)	(507)	—
Other – net	148	230	(82)	—
Net cash provided by (used for) investing activities	(3,439)	(2,195)	(2,580)	1,336
Cash flow from financing activities:
Dividends paid	(1,399)	(1,399)	—	—
Common stock issued, and other stock compensation transactions, net	(121)	(121)	—	—
Payments to purchase common stock	(6,522)	(6,522)	—	—
Excise tax paid on purchases of common stock	(49)	(49)	—	—
Payments on intercompany borrowings (original maturities greater than three months)	—	(48)	—	48	3
Proceeds from debt issued (original maturities greater than three months)	7,363	—	7,363	—
Payments on debt (original maturities greater than three months)	(4,763)	(19)	(4,744)	—
Short-term borrowings – net (original maturities three months or less)	(542)	—	(542)	—
Net cash provided by (used for) financing activities	(6,033)	(8,158)	2,077	48
Effect of exchange rate changes on cash	(35)	(44)	9	—
Increase (decrease) in cash, cash equivalents and restricted cash	(3,266)	(3,386)	120	—
Cash, cash equivalents and restricted cash at beginning of period	9,986	9,336	650	—
Cash, cash equivalents and restricted cash at end of period	$6,720	$5,950	$770	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,182	$3,824	$358	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,094	716	378	—
Provision (benefit) for deferred income taxes	(110)	(88)	(22)	—
Other	398	357	(286)	327	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	90	5	(414)	[1,2]
Inventories	(1,639)	(1,639)	—	—
Accounts payable	973	930	6	37	1
Accrued expenses	(12)	(64)	52	—
Accrued wages, salaries and employee benefits	(805)	(786)	(19)	—
Customer advances	1,276	1,276	—	—
Other assets – net	(90)	(133)	(3)	46	1
Other liabilities – net	(537)	(621)	128	(44)	1
Net cash provided by (used for) operating activities	4,411	3,862	597	(48)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,265)	(1,273)	(22)	30	1
Expenditures for equipment leased to others	(608)	(14)	(597)	3	1
Proceeds from disposals of leased assets and property, plant and equipment	365	36	362	(33)	1
Additions to finance receivables	(7,064)	—	(8,084)	1,020	2
Collections of finance receivables	6,399	—	7,278	(879)	2
Net intercompany purchased receivables	—	—	93	(93)	2
Proceeds from sale of finance receivables	18	—	18	—
Additions to intercompany receivables (original maturities greater than three months)	—	(1,000)	—	1,000	3
Collections of intercompany receivables (original maturities greater than three months)	—	—	35	(35)	3
Investments and acquisitions (net of cash acquired)	(21)	(21)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	1,328	1,026	302	—
Investments in securities	(618)	(278)	(340)	—
Other – net	(53)	(18)	(35)	—
Net cash provided by (used for) investing activities	(1,507)	(1,530)	(990)	1,013
Cash flow from financing activities:
Dividends paid	(1,336)	(1,336)	—	—
Common stock issued, and other stock compensation transactions, net	(59)	(59)	—	—
Payments to purchase common stock	(4,488)	(4,488)	—	—
Excise tax paid on purchases of common stock	(73)	(73)	—	—
Proceeds from intercompany borrowings (original maturities greater than three months)	—	—	1,000	(1,000)	3
Payments on intercompany borrowings (original maturities greater than three months)	—	(35)	—	35	3
Proceeds from debt issued (original maturities greater than three months)	5,707	1,976	3,731	—
Payments on debt (original maturities greater than three months)	(4,168)	(35)	(4,133)	—
Short-term borrowings – net (original maturities three months or less)	72	—	72	—
Net cash provided by (used for) financing activities	(4,345)	(4,050)	670	(965)
Effect of exchange rate changes on cash	(7)	(21)	14	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,448)	(1,739)	291	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$5,448	$4,431	$1,017	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
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